Exhibit 1.1

CONAGRA BRANDS, INC.

$525,000,000 Floating Rate Notes due 2020

$1,200,000,000 3.800% Senior Notes due 2021

$1,000,000,000 4.300% Senior Notes due 2024

$1,000,000,000 4.600% Senior Notes due 2025

$1,300,000,000 4.850% Senior Notes due 2028

$1,000,000,000 5.300% Senior Notes due 2038

$1,000,000,000 5.400% Senior Notes due 2048

UNDERWRITING AGREEMENT

October 15, 2018

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Underwriting Agreement

October 15, 2018

GOLDMAN SACHS & CO. LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                     INCORPORATED

J.P. MORGAN SECURITIES LLC

MIZUHO SECURITIES USA LLC

As Representatives of the several Underwriters

c/o GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10036

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

                            INCORPORATED

One Bryant Park

New York, New York 10036

c/o J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

c/o MIZUHO SECURITIES USA LLC

320 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

Introductory. Conagra Brands, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $1,200,000,000 aggregate principal amount of the Company’s 3.800% Senior Notes due 2021 (the “2021 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 4.300% Senior Notes due 2024 (the “2024 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 4.600% Senior Notes due 2025 (the “2025 Notes”), $1,300,000,000 aggregate principal amount of the Company’s 4.850% Senior Notes due 2028 (the “2028 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 5.300% Senior Notes due 2038 (the “2038 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 5.400% Senior Notes due 2048 (the “2048 Notes”) and $525,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2020 (the “2020 Floating Rate Notes,” and together with the 2021 Notes, the 2024 Notes, the 2025 Notes, the 2028 Notes, the 2038 Notes and the 2048 Notes, the “Notes”). Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Mizuho Securities USA LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, dated as of October 12, 2017 (the “Base Indenture”), entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a Second Supplemental Indenture, to be executed and delivered pursuant to the Base Indenture as of the Closing Date (as defined below) (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Blanket Letter of Representations, dated October 3, 2017 (the “DTC Agreement”), delivered by the Company to the Depositary.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-227740), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 6:35 p.m., New York City time, on October 15, 2018 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter as follows:

a)    Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement and any post-effective amendments thereto are effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendments thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

The Registration Statement and any post-effective amendments thereto have been declared effective and as of the Initial Sale Time and at the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus (including any applicable prospectus wrapper) nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto (i) made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof or (ii) relating to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications (Form T-1) of the Trustee under the Trust Indenture Act.

Each Preliminary Prospectus and the Prospectus, and any amendments or supplements thereto, at the time of filing with the Commission, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b)    Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated October 15, 2018, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

c)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d)    Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, an incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) as of the Execution Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

e)    Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in this paragraph, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. As of the Initial Sale Time, each Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package, did not, and as of the Closing Time, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The first two sentences of this paragraph do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof. Each Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to Issuer Free Writing Prospectuses pursuant to the Securities Act. The Company has retained or will retain in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not or are not required to be filed with the Commission.

g)    Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or the Registration Statement.

h)    No Applicable Registration Rights. There are no persons with registration rights to have any equity or debt securities of the Company registered under the Securities Act for sale under the Registration Statement, except for such rights as have been duly waived.

i)    The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

j)    Authorization of the Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act. The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Second Supplemental Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, when executed and delivered by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

k)    Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

l)    Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

m)    Accuracy of Statements in Prospectus. The statements in each of the Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Debt Securities,” in each case insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

n)    No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, there has been (i) no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (any such change is called a “Material Adverse Change”) or (ii) to the Company’s knowledge, no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of Pinnacle Foods Inc. (“Pinnacle”) and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

o)    Independent Accountants. To the knowledge of the Company, KPMG LLP, independent public accountants for the Company, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended May 27, 2018, May 28, 2017 and May 29, 2016 incorporated by reference in the Registration Statement, the Preliminary

Prospectus and the Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

p)    Preparation of the Financial Statements. The financial statements together with the related notes thereto of the Company incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form in all material respects with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise noted therein. No financial statements are required to be included in the Registration Statement pursuant to Regulation S-X other than those included or incorporated by reference therein. The selected financial data and the summary financial information of the Company included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial statements and related summary pro forma financial information (the “Pro Formas”) of the Company included or incorporated by reference in the Preliminary Prospectus and the Prospectus showing the effect of the proposed acquisition of Pinnacle by the Company (the “Merger”), and the related notes thereto, have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the assumptions underlying the Pro Formas are reasonable. The Company has reviewed the financial statements together with the related notes thereto of Pinnacle incorporated by reference in the Preliminary Prospectus and the Prospectus with both Pinnacle and its independent registered public accounting firm, Deloitte & Touche LLP, and, based on such review, to the Company’s knowledge, the financial statements together with the related notes thereto of Pinnacle incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of Pinnacle and Pinnacle’s consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, and said financial statements comply as to form in all material respects with the accounting requirements of the Securities Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as otherwise noted therein. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act, or as defined by any other applicable securities laws) contained or incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.

q)    Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or limited liability company power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to execute, deliver and perform its obligations under this Agreement, the Indenture and the Notes. Each of the Company and the Significant Subsidiaries is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding shares of capital stock or equity securities of each wholly-owned Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

r)    Capitalization and Other Capital Stock Matters. As of August 26, 2018, the authorized, issued and outstanding capital stock of the Company is as set forth in the balance sheet contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended August 26, 2018, which is incorporated by reference in the Disclosure Package and the Prospectus.

s)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in material violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its certificate of incorporation, charter or by-laws or similar organizational documents, as the case may be, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their respective properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture and the Notes. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and do not and will not result in any Default under the certificate of incorporation, charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries, (ii) do not and will not conflict with or constitute a breach of, or Default under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under, any Existing Instrument, and (iii) do not and will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture and the Notes. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, the Indenture and the Notes or consummation of the transactions contemplated hereby or thereby, by the Disclosure Package or by the Prospectus, except such as have been or will be obtained or made by the Company under the Securities Act, the Exchange Act, the Trust Indenture Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

t)    No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its Significant Subsidiaries, which might reasonably be expected to result in a Material Adverse Change or have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture and the Notes.

u)    Labor Matters. Except as disclosed in the Disclosure Package and the Prospectus, no material dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

v)    Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, to the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there is no material infringement by third parties of any Intellectual Property material to the conduct of the Company’s business as now conducted, and (ii) there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (A) challenging the Company’s rights in or to any Intellectual Property material to the conduct of the Company’s business as now conducted, (B) challenging the validity or scope of any Intellectual Property owned by the Company and material to the conduct of the Company’s business as now conducted, or (C) alleging that the operation of the Company’s business as now conducted infringes the Intellectual Property of any third party, in any case that would, in the case of this clause (C), individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

w)    All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies necessary to own their respective properties and to conduct their respective businesses, except where the failure to possess or to file would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.

x)    Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, and except as would not individually or in the aggregate have a Material Adverse Change, the Company and each of its Significant Subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(p) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects.

y)    Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner (taking into account any extensions of the time to file) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them (other than any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings), except where a failure to make such filings or payments would not reasonably be expected to result in a Material Adverse Change. The Company has made appropriate provisions (to the extent required by GAAP) in the applicable financial statements referred to in Section 1(p) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

z)    Company Not an Investment Company. The Company is not, and, solely after giving effect to (i) the receipt of payment for the Notes, and (ii) the receipt of payment for the Company’s Common Stock, par value $5.00 per share, as contemplated under the caption “Recent Developments – Common Stock Offering” in the Disclosure Package and the Prospectus (the “Concurrent Offering”), and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

aa)    No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

bb)    No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries, has made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

cc)    No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

dd)    No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries is currently subject to or the target of any sanctions administered or enforced by the United States federal government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department), the United Nations Security Counsel, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering or the Concurrent Offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that, at the time of such funding, is subject to any Sanctions.

ee)    Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other legal requirement relating to pollution or protection of human health (with respect to exposure to Materials of Environmental Concern, as hereinafter defined) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of regulated chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to result in Material Adverse Change; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or, the Company’s knowledge, any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (iii) to the Company’s knowledge, there has been no release, emission, discharge, presence or disposal of any Material of Environmental Concern in connection with the operation of Company or any of its subsidiaries, that reasonably could be expected to result in a violation of any Environmental Law or require expenditures to be incurred pursuant to Environmental Law, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or, to the Company’s knowledge, threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.

ff)    ERISA Compliance. The Company and its subsidiaries and each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or, except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor, except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (ii) Sections 412, 4971 or 4975 of the Internal Revenue Code, or (iii) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code.

gg)    Sarbanes-Oxley Compliance. The Company is in compliance, and will comply, in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

hh)    Company’s Accounting System. The Company and its subsidiaries maintain systems of “internal control over financial reporting,” as such term is defined in Rule 13a-15(f) under the Exchange Act, that comply with the requirements of the Exchange Act. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

ii)    Internal Controls and Procedures. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

jj)    Accuracy of Exhibits. There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

kk)    Merger. Nothing has come to the Company’s attention that has caused it to believe that the Merger will not be consummated substantially in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of June 26, 2018, among Pinnacle, the Company and Patriot Merger Sub Inc. (the “Merger Agreement”). To the knowledge of the Company, all representations and warranties made by Pinnacle in the Merger Agreement are true and correct in all material respects (or if qualified by materiality or a similar limitation, in all respects). The Merger Agreement has been duly authorized, executed and delivered by the Company and Patriot Merger Sub Inc., and to the knowledge of the Company, has been duly authorized, executed and delivered by Pinnacle.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

a)    The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company (i) the aggregate principal amount of 2021 Notes set forth opposite their names on Schedule A at a purchase price of 99.685% of the principal amount of the 2021 Notes; (ii) the aggregate principal amount of 2024 Notes set forth opposite their names on Schedule A at a purchase price of 99.600% of the principal amount of the 2024 Notes; (iii) the aggregate principal amount of 2025 Notes set forth opposite their names on Schedule A at a purchase price of 99.314% of the principal amount of the 2025 Notes; (iv) the aggregate principal amount of 2028 Notes set forth opposite their names on Schedule A at a purchase price of 99.517% of the principal amount of the 2028 Notes; (v) the aggregate principal amount of the 2038 Notes set forth opposite their names on Schedule A at a purchase price of 98.708% of the principal amount of the 2038 Notes; (vi) the aggregate principal amount of the 2048 Notes set forth opposite their names on Schedule A at a purchase price of 98.623% of the principal amount of the 2048 Notes and (vii) the aggregate principal amount of the 2020 Floating Rate Notes set forth opposite their names on Schedule A at a purchase price of 99.850% of the principal amount of the 2020 Floating Rate Notes, in each case, payable on the Closing Date.

b)    The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois 60603 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on October 22, 2018, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c)    Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d)    Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e)    Delivery of the Notes. The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Notes available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day preceding the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to the Depositary or to the Trustee, acting as custodian for the Depositary, as applicable. Delivery of the Notes to the Underwriters on the Closing Date shall be made through the facilities of the Depositary unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each Underwriter as follows:

a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information regarding the Preliminary Prospectus or the Prospectus, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings of the Preliminary Prospectus and the Prospectus necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b)    Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment or supplement to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object; provided, however, that with respect to any proposed amendment or supplement resulting solely from the incorporation by reference of any report to be filed under the Exchange Act, the Representatives shall be deemed to have consented to the filing or use of such report if they do not respond to the Company within 12 hours of being provided such report.

c)    Delivery of Registration Statements. The Company will deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d)    Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus and any document incorporated by reference therein as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus and any document incorporated by reference therein as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e)    Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus during the Prospectus Delivery Period. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the

Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f)    Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g)    Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h)    Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

i)    Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

j)    Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit A hereto, and will file such term sheet with the Commission pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

k)    Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering or included in the Preliminary Prospectus or the Prospectus, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(j).

l)    Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

m)    No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company and Pinnacle, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions (provided that the amount for such survey or memorandum shall not exceed $5,000), (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Notes (provided that any fees of such counsel shall not exceed $5,000), (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes as provided herein on a several and not joint basis on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a)    Effectiveness of Registration Statement. The Registration Statement and any post-effective amendments thereto shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendments thereto shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

b)    Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from KPMG LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, including Pro Formas contained in the Preliminary Prospectus and the Prospectus. On the date hereof, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for Pinnacle, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited financial statements and certain financial information contained or incorporated by reference in the Preliminary Prospectus and the Prospectus.

c)    Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from KPMG LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date. On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP, independent public accountants for Pinnacle, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d)    Ratings Agency Change. For the period from and after the date of this Agreement and prior to or on the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act.

e)    Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the opinion of each of (i) Jones Day, counsel for the Company, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives and (ii) Colleen Batcheler, Executive Vice President, General Counsel and Corporate Secretary of the Company, or any other Company attorney reasonably satisfactory to the Representatives, in form and substance reasonably satisfactory to the Representatives.

f)    Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to such matters as may be reasonably requested by the Underwriters.

g)    Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer, an Executive Vice President, or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or, to the knowledge of the Company, threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form;

(iii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

h)    Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 11, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves) severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a)    Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third paragraph, the third sentence of the seventh paragraph and the eighth paragraph under the caption “Underwriting (Conflict of Interest)” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding asserted against an indemnified party in respect of which indemnification or contribution has been sought hereunder unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be, or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10036

Attention: Registration Department

and

Merrill Lynch, Pierce, Fenner & Smith

         Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Facsimile: (212) 901-7881

and

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Facsimile: (212) 834-6081

and

Mizuho Securities USA LLC

320 Park Avenue

New York, New York 10022

Attention: Debt Capital Markets

Facsimile: (212) 205-7812

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention: Brian J. Fahrney

Facsimile: (312) 853-7036

If to the Company:

Conagra Brands, Inc.

222 Merchandise Mart Plaza, Suite 1300

Chicago, IL 60654

Attention: General Counsel

with a copy to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, OH 44114

Attention: Michael J. Solecki

Facsimile: (216) 579-0212

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. General Provisions. This Agreement may be executed by facsimile or other electronic transmission and in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signatures follow on next page]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CONAGRA BRANDS, INC.

By:	/s/ Johan Nystedt
	Name:	Johan Nystedt
	Title:	Vice President, Treasurer

Signature Page to the Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

GOLDMAN SACHS & CO. LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                INCORPORATED

J.P. MORGAN SECURITIES LLC

MIZUHO SECURITIES USA LLC

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By:	Goldman Sachs & Co. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Sandeep Chawla
	Name:	Sandeep Chawla
	Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

By:	Mizuho Securities USA LLC

By:	/s/ Joseph Santaniello
	Name:	Joseph Santaniello
	Title:	Vice President

Signature Page to the Underwriting Agreement

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2021 Notes to be Purchased
Goldman Sachs & Co. LLC	$300,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	128,000,000
J.P. Morgan Securities LLC	128,000,000
Mizuho Securities USA LLC	128,000,000
MUFG Securities Americas Inc.	90,000,000
Wells Fargo Securities, LLC	90,000,000
Barclays Capital Inc.	60,000,000
HSBC Securities (USA) Inc.	60,000,000
Scotia Capital (USA) Inc.	60,000,000
U.S. Bancorp Investments, Inc.	60,000,000
BNP Paribas Securities Corp.	24,000,000
Rabo Securities USA, Inc.	24,000,000
RBC Capital Markets, LLC	24,000,000
SunTrust Robinson Humphrey, Inc.	24,000,000

Total	$1,200,000,000

Underwriters	Aggregate Principal Amount of 2024 Notes to be Purchased
Goldman Sachs & Co. LLC	$250,001,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	106,667,000
J.P. Morgan Securities LLC	106,666,000
Mizuho Securities USA LLC	106,666,000
MUFG Securities Americas Inc.	75,000,000
Wells Fargo Securities, LLC	75,000,000
Barclays Capital Inc.	50,000,000
HSBC Securities (USA) Inc.	50,000,000
Scotia Capital (USA) Inc.	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000
BNP Paribas Securities Corp.	20,000,000
Rabo Securities USA, Inc.	20,000,000
RBC Capital Markets, LLC	20,000,000
SunTrust Robinson Humphrey, Inc.	20,000,000

Total	$1,000,000,000

Sch-A

Underwriters	Aggregate Principal Amount of 2025 Notes to be Purchased
Goldman Sachs & Co. LLC	$250,001,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	106,666,000
J.P. Morgan Securities LLC	106,667,000
Mizuho Securities USA LLC	106,666,000
MUFG Securities Americas Inc.	75,000,000
Wells Fargo Securities, LLC	75,000,000
Barclays Capital Inc.	50,000,000
HSBC Securities (USA) Inc.	50,000,000
Scotia Capital (USA) Inc.	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000
BNP Paribas Securities Corp.	20,000,000
Rabo Securities USA, Inc.	20,000,000
RBC Capital Markets, LLC	20,000,000
SunTrust Robinson Humphrey, Inc.	20,000,000

Total	$1,000,000,000

Underwriters	Aggregate Principal Amount of 2028 Notes to be Purchased
Goldman Sachs & Co. LLC	$325,001,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	138,666,000
J.P. Morgan Securities LLC	138,666,000
Mizuho Securities USA LLC	138,667,000
MUFG Securities Americas Inc.	97,500,000
Wells Fargo Securities, LLC	97,500,000
Barclays Capital Inc.	65,000,000
HSBC Securities (USA) Inc.	65,000,000
Scotia Capital (USA) Inc.	65,000,000
U.S. Bancorp Investments, Inc.	65,000,000
BNP Paribas Securities Corp.	26,000,000
Rabo Securities USA, Inc.	26,000,000
RBC Capital Markets, LLC	26,000,000
SunTrust Robinson Humphrey, Inc.	26,000,000

Total	$1,300,000,000

Sch-A

Underwriters	Aggregate Principal Amount of 2038 Notes to be Purchased
Goldman Sachs & Co. LLC	$250,001,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	106,667,000
J.P. Morgan Securities LLC	106,666,000
Mizuho Securities USA LLC	106,666,000
MUFG Securities Americas Inc.	75,000,000
Wells Fargo Securities, LLC	75,000,000
Barclays Capital Inc.	50,000,000
HSBC Securities (USA) Inc.	50,000,000
Scotia Capital (USA) Inc.	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000
BNP Paribas Securities Corp.	20,000,000
Rabo Securities USA, Inc.	20,000,000
RBC Capital Markets, LLC	20,000,000
SunTrust Robinson Humphrey, Inc.	20,000,000

Total	$1,000,000,000

Underwriters	Aggregate Principal Amount of 2048 Notes to be Purchased
Goldman Sachs & Co. LLC	$250,001,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	106,666,000
J.P. Morgan Securities LLC	106,667,000
Mizuho Securities USA LLC	106,666,000
MUFG Securities Americas Inc.	75,000,000
Wells Fargo Securities, LLC	75,000,000
Barclays Capital Inc.	50,000,000
HSBC Securities (USA) Inc.	50,000,000
Scotia Capital (USA) Inc.	50,000,000
U.S. Bancorp Investments, Inc.	50,000,000
BNP Paribas Securities Corp.	20,000,000
Rabo Securities USA, Inc.	20,000,000
RBC Capital Markets, LLC	20,000,000
SunTrust Robinson Humphrey, Inc.	20,000,000

Total	$1,000,000,000

Sch-A

Underwriters	Aggregate Principal Amount of 2020 Floating Rate Notes to be Purchased
Goldman Sachs & Co. LLC	$131,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	56,000,000
J.P. Morgan Securities LLC	56,000,000
Mizuho Securities USA LLC	56,000,000
MUFG Securities Americas Inc.	39,375,000
Wells Fargo Securities, LLC	39,375,000
Barclays Capital Inc.	26,250,000
HSBC Securities (USA) Inc.	26,250,000
Scotia Capital (USA) Inc.	26,250,000
U.S. Bancorp Investments, Inc.	26,250,000
BNP Paribas Securities Corp.	10,500,000
Rabo Securities USA, Inc.	10,500,000
RBC Capital Markets, LLC	10,500,000
SunTrust Robinson Humphrey, Inc.	10,500,000

Total	$525,000,000

Sch-A

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated October 15, 2018

Net road show posted October 9, 2018

Annex-1

EXHIBIT A

CONAGRA BRANDS, INC.

Pricing Term Sheet

$525,000,000 Floating Rate Notes due 2020

$1,200,000,000 3.800% Senior Notes due 2021

$1,000,000,000 4.300% Senior Notes due 2024

$1,000,000,000 4.600% Senior Notes due 2025

$1,300,000,000 4.850% Senior Notes due 2028

$1,000,000,000 5.300% Senior Notes due 2038

$1,000,000,000 5.400% Senior Notes due 2048

Issuer:	Conagra Brands, Inc.

Securities:

Floating Rate Notes due 2020

3.800% Senior Notes due 2021

4.300% Senior Notes due 2024

4.600% Senior Notes due 2025

4.850% Senior Notes due 2028

5.300% Senior Notes due 2038

5.400% Senior Notes due 2048

Principal Amount:	2020 Floating Rate Notes: $525,000,000 2021 Notes: $1,200,000,000 2024 Notes: $1,000,000,000 2025 Notes: $1,000,000,000 2028 Notes: $1,300,000,000 2038 Notes: $1,000,000,000 2048 Notes: $1,000,000,000

Maturity:

2020 Floating Rate Notes: October 22, 2020

2021 Notes: October 22, 2021

2024 Notes: May 1, 2024

2025 Notes: November 1, 2025

2028 Notes: November 1, 2028

2038 Notes: November 1, 2038

2048 Notes: November 1, 2048

Coupon (Interest Rate):	2020 Floating Rate Notes: Three month LIBOR plus 0.75% 2021 Notes: 3.800% 2024 Notes: 4.300% 2025 Notes: 4.600% 2028 Notes: 4.850% 2038 Notes: 5.300% 2048 Notes: 5.400%

Yield to Maturity:	2020 Floating Rate Notes: N/A 2021 Notes: 3.841% 2024 Notes: 4.310% 2025 Notes: 4.648% 2028 Notes: 4.854% 2038 Notes: 5.334% 2048 Notes: 5.434%

Exh. A-1

Spread to Benchmark Treasury:	2020 Floating Rate Notes: N/A 2021 Notes: +90 bps 2024 Notes: +130 bps 2025 Notes: +155 bps 2028 Notes: +170 bps 2038 Notes: +200 bps 2048 Notes: +210 bps

Benchmark Treasury:

2020 Floating Rate Notes: N/A

2021 Notes: UST 2.875% due October 15, 2021

2024 Notes: UST 2.875% due September 30, 2023

2025 Notes: UST 3.000% due September 30, 2025

2028 Notes: UST 2.875% due August 15, 2028

2038 Notes: UST 3.125% due May 15, 2048

2048 Notes: UST 3.125% due May 15, 2048

Benchmark Treasury Price / Yield:	2020 Floating Rate Notes: N/A 2021 Notes: 99-26 / 2.941% 2024 Notes: 99-12 1⁄4 / 3.010% 2025 Notes: 99-12+ / 3.098% 2028 Notes: 97-21 / 3.154% 2038 Notes: 96-02+ / 3.334% 2048 Notes: 96-02+ / 3.334%

Make-Whole Call:	2020 Floating Rate Notes: N/A 2021 Notes: T + 15 bps 2024 Notes: T + 20 bps 2025 Notes: T + 25 bps 2028 Notes: T + 30 bps 2038 Notes: T + 30 bps 2048 Notes: T + 35 bps

Par Call Date:	2020 Floating Rate Notes: October 22, 2019 2021 Notes: N/A 2024 Notes: April 1, 2024 2025 Notes: September 1, 2025 2028 Notes: August 1, 2028 2038 Notes: May 1, 2038 2048 Notes: May 1, 2048

Special Mandatory Redemption:	If (i) the merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of June 26, 2018, by and among Pinnacle Foods Inc., Conagra Brands, Inc. and Patriot Merger Sub Inc. (the “Merger Agreement”), is not consummated on or prior to April 1, 2019, or (ii) prior to April 1, 2019, the Merger Agreement is terminated, other than in connection with the consummation of the Merger, Conagra Brands, Inc. will be obligated to redeem all of the 2020 Floating Rate Notes, the 2021 Notes, the 2024 Notes, the 2025 Notes, the 2028 Notes and the 2038 Notes (the “Special Mandatory Redemption Notes”) on the special mandatory redemption date at a redemption price, equal to 101% of the aggregate principal amount of the applicable Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. The 2048 Notes are not subject to the special mandatory redemption and will remain outstanding even if Conagra Brands, Inc. does not consummate the Merger, unless otherwise redeemed or repurchased.

Exh. A-2

Interest Payment Dates:

2020 Floating Rate Notes: January 22, April 22, July 22 and October 22, commencing January 22, 2019

2021 Notes: April 22 and October 22, commencing April 22, 2019

2024 Notes: May 1 and November 1, commencing May 1, 2019

2025 Notes: May 1 and November 1, commencing May 1, 2019

2028 Notes: May 1 and November 1, commencing May 1, 2019

2038 Notes: May 1 and November 1, commencing May 1, 2019

2048 Notes: May 1 and November 1, commencing May 1, 2019

Price to Public:

2020 Floating Rate Notes: 100.000% of the aggregate principal amount

2021 Notes: 99.885% of the aggregate principal amount

2024 Notes: 99.950% of the aggregate principal amount

2025 Notes: 99.714% of the aggregate principal amount

2028 Notes: 99.967% of the aggregate principal amount

2038 Notes: 99.583% of the aggregate principal amount

2048 Notes: 99.498% of the aggregate principal amount

Trade Date:	October 15, 2018

Settlement Date:	October 22, 2018 (T+5)

CUSIP / ISIN:

2020 Floating Rate Notes: 205887 BX9 / US205887BX94

2021 Notes: 205887 BZ4 / US205887BZ43

2024 Notes: 205887 CA8 / US205887CA82

2025 Notes: 205887 CB6 / US205887CB65

2028 Notes: 205887 CC4 / US205887CC49

2038 Notes: 205887 CD2 / US205887CD22

2048 Notes: 205887 CE0 / US205887CE05

Change of Control Offer:	If Conagra Brands, Inc. experiences a Change of Control Triggering Event, it will be required to offer to purchase each series of notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of purchase.

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Mizuho Securities USA LLC

Senior Co-Managers:	MUFG Securities Americas Inc. Wells Fargo Securities, LLC

Co-Managers:

Barclays Capital Inc.

HSBC Securities (USA) Inc.

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

BNP Paribas Securities Corp.

Rabo Securities USA, Inc.

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

*Note:	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Exh. A-3

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement (as supplemented) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting the issuer at 1-312-549-5000 or by contacting Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, or by calling 1-866-471-2526, facsimile: 212-902-9316 or emailing Prospectus-ny@ny.email.gs.com; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or by emailing dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling 1-212-834-4533 or Mizuho Securities USA LLC, 320 Park Avenue, New York, NY 10022, Attention: Debt Capital Markets, or by calling 1-866-271-7403.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

Exh. A-4